UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
December 17, 2013

Finisar Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1389 Moffett Park Drive

Sunnyvale, CA  94089
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 548-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on December 16, 2013, Finisar Corporation, a Delaware corporation (the “Company”), issued and sold to Merrill, Lynch, Pierce, Fenner & Smith Incorporated (the “Initial Purchaser”) $225 million aggregate principal amount of the Company’s 0.50% Convertible Senior Notes due 2033 (the “Notes”) for resale to qualified institutional buyers in the United States pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Act”), afforded by Section 4(a)(2) of the Act and Rule 144A under the Act.  The Company also granted the Initial Purchaser an option to purchase up to an additional $33.75 million aggregate principal amount of the Notes, solely to cover over-allotments, if any.

On December 17, 2013, the Initial Purchaser notified the Company that it had elected to fully exercise the over-allotment option.  The closing of the sale of the additional $33.75 million aggregate principal amount of the Notes to the Initial Purchaser occurred on December 20, 2013.

The description of the material terms of the transaction and the Notes set forth under Item 1.01 of the Company’s report on Form 8-K dated December 16, 2013 is incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of the Company’s report on Form 8-K dated December 16, 2013 and in Item 2.03 of this Form 8-K is incorporated herein by reference.

The Notes and shares of common stock issuable upon conversion of the Notes have not been registered under the Act or any state securities laws and may not be offered or sold in the United States absent registration or the availability of exemptions from the registration requirements of the Act and applicable state securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2013

Finisar Corporation

	By:	/s/ Kurt Adzema
Kurt Adzema
Executive Vice President, Finance and
Chief Financial Officer